UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2011
AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2011, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), and Texas Car-Mart, Inc., a Texas corporation (“TCM”), entered into Amendment No. 2 to the Loan and Security Agreement (“Agreement”), dated November 4, 2010, among the Company, ACM, TCM and a group of lenders including Bank of Arkansas, N.A., Bank of America N.A., Arvest Bank and Commerce Bank, N.A.

Amendment No. 2 to the Agreement (the “Amendment”) amends the definition of “permitted distributions” to exclude the first $20.0 million in stock repurchases by the Company from our shareholders consummated prior to April 30, 2012 for the fiscal year ending April 30, 2012 (the “2011-2012 Treasury Stock Transactions”), from the limitations placed on distributions we may make in connection with stock repurchases.  However, this exclusion may be eliminated at any time by the lenders, and the aggregate amount of stock repurchases during the fiscal year ending April 30, 2012 may not exceed $40.0 million without the consent of the lenders.  The Amendment also amends the financial covenant calculations as follows 1) the distribution fixed charge coverage ratio shall exclude the total amount of stock repurchases pursuant to the 2011-2012 Treasury Stock Transactions from the calculation and 2) the minimum adjusted tangible net worth to provide that the total amount of stock repurchases pursuant to the 2011-2012 Treasury Stock Transactions will be deducted from the calculation of minimum adjusted tangible net worth.

The Agreement was previously amended on January 12, 2011 to change the base interest rate as provided in the Agreement from a prime rate set by BOK Financial Corporation to the higher of (1) the “National Prime Rate” as published by the Wall Street Journal or (2) the overnight cost of federal funds as announced by the U.S. Federal Reserve System plus .50%.  Amendment No. 1 has not had and is not anticipated to have a material effect on the Company.

The descriptions above are summaries and are qualified in their entirety by Amendment Nos. 1 and 2 to the Agreement, which are filed as exhibits to this report and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

4.1
Loan and Security Agreement dated November 4, 2010, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of Arkansas, N.A., as Administrative Agent and Co-Lead Arranger, and Bank of America N.A., as Collateral Agent, Co-Lead Arranger and Documentation Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2010).

4.2
Amendment No. 1 To Loan and Security Agreement dated  January 12, 2011, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of Arkansas, N.A., as Administrative Agent and Co-Lead Arranger, and Bank of America N.A., as Collateral Agent, Documentation Agent and Co-Lead Arranger.

4.3
Amendment No. 2 To Loan and Security Agreement dated  May 2, 2011, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BOKF, NA d/b/a Bank of Arkansas, N.A., as Administrative Agent and Co-Lead Arranger, and Bank of America N.A., as Collateral Agent, Documentation Agent and Co-Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: May 6, 2011	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Exhibit Index

4.1
Loan and Security Agreement dated November 4, 2010, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of Arkansas, N.A., as Administrative Agent and Co-Lead Arranger, and Bank of America N.A., as Collateral Agent, Co-Lead Arranger and Documentation Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2010).

4.2
Amendment No. 1 To Loan and Security Agreement dated  January 12, 2011, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of Arkansas, N.A., as Administrative Agent and Co-Lead Arranger, and Bank of America N.A., as Collateral Agent, Documentation Agent and Co-Lead Arranger.

4.3
Amendment No. 2 To Loan and Security Agreement dated  May 2, 2011, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BOKF, NA d/b/a Bank of Arkansas, N.A., as Administrative Agent and Co-Lead Arranger, and Bank of America N.A., as Collateral Agent, Documentation Agent and Co-Lead Arranger.